EXHIBIT A
                                                                       ---------

                             JOINT FILING AGREEMENT
                             ----------------------

         This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, par value $.01 per share, of Select Comfort Corporation is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 12, 2002

                            GENERAL ELECTRIC CAPITAL CORPORATION



                            By:  /s/  Barbara J. Gould
                                 ----------------------------------------------
                                  Name:   Barbara J. Gould
                                  Title:  Department Operations Manager


                            GENERAL ELECTRIC CAPITAL SERVICES, INC.



                            By:  /s/  Barbara J. Gould
                                 ----------------------------------------------
                                  Name:   Barbara J. Gould
                                  Title:  Attorney in Fact*



                            GENERAL ELECTRIC COMPANY



                            By:  /s/  Barbara J. Gould
                                 ----------------------------------------------
                                  Name:   Barbara J. Gould
                                  Title:  Attorney in Fact*



*Powers of attorney, each dated as of February 22, 2000, by General Electric Capital Services, Inc. and General Electric Company, respectively, are hereby incorporated by reference to Schedule 13D for Luxtec Corporation, filed March 12, 2001 by GE Capital Equity Investments, Inc.




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